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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                      FORM
                                       8-K
                                -----------------


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report:  February 1, 1999


                          CENTENARY INTERNATIONAL CORP.
                         (formerly, R&R Resources, Inc.)
             (Exact name of registrant as specified in its charter)


             Nevada                       000-23851              86-0874841
  (State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation or organization)                            Identification No.)

                           12000 Westheimer, Suite 215
                              Houston, Texas 77077
          (Address of principal executive offices, including zip code)

                                  281-556-1870
              (Registrant's telephone number, including area code)
                                -----------------


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Item  5.     Other  Events

     On February 1, 1999, Centenary International Corp. (the "Company") acquired 100% of the equity of Platafreight SA, a Uruguay company for a purchase price of $1,268,000 to be paid on or before June 30, 1999. Platafreight is a freight forwarding services company. The financial results of Platafreight will be consolidated on the financial statement of the Company. The terms and conditions of the acquisition were determined by the parties through arms length negotiations. However, no appraisal was conducted.

     During the calendar year 1998, Platafreight had revenues of approximately $13,000,000, substantially all of which was from Centenary SA, a subsidiary of the Company. Also in 1998, Platafreight had net pre tax earnings of approximately $890,000. These financial results of Platafreight are unaudited and were compiled in accordance with Argentina accounting standards.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Centenary  International  Corp.


Date:  February  12,  1999               By: /s/ Eduardo Sagarnaga
                                             Eduardo  Sagarnaga
                                             its:  Director  and  President

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